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 CUSIP No. 584690309                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                               SEPTEMBER 10, 1998
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                    MORGAN  STANLEY  DEAN WITTER & CO. and MORGAN  STANLEY  DEAN

                    WITTER   ADVISORS     INC.   hereby   agree   that,   unless

                    differentiated, this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY DEAN WITTER ADVISORS INC.

            BY: /s/ Barry Fink
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            Barry Fink/Senior Vice President Morgan Stanley Dean Witter
                       Advisors Inc.

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).